EXHIBIT 10.1

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 31st day of December, 2013, by and among Silicon Valley Bank (“Bank”), RingCentral, Inc., a Delaware corporation, and RCLEC, Inc., a Delaware corporation (individually and collectively, jointly and severally, “Borrower”) whose address is 1400 Fashion Island Boulevard, Suite 700, San Mateo, CA 94404.

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of August 14, 2013 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) provide to Borrower an additional term loan, (ii) lower the interest rate payable on the Advances and Growth Capital Advances, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.4 (Supplemental Growth Capital Loan). Section 2.1.4(a) is hereby amended in its entirety and replaced with the following:

(a) Availability. On the Second Amendment Date, Borrower intends to prepay the Supplemental Growth Capital Advances with the proceeds of the Term Loan in accordance with Section 2.1.4(c). No additional Supplemental Growth Capital Advances are available hereunder.

2.2 Section 2.1 (Promise to Pay). The following new Section 2.1.5 is hereby added to Section 2.1:

2.1.5 Term Loan.

(a) Availability. Bank shall make one (1) term loan (the “Term Loan”) available to Borrower in an amount up to the Term Loan Amount on or about the Second Amendment Date subject to the satisfaction of the terms and conditions of this Agreement, which amount shall be used in part to repay all Obligations with respect to the Supplemental Growth Capital Advances.

(b) Repayment. Borrower shall repay the Term Loan in forty-eight (48) equal installments of principal, plus any monthly payments of accrued interest (the “Term Loan Payment”). Beginning on February 5, 2014, each Term Loan Payment shall be payable on the fifth (5st) day of each month. Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan. Once repaid, the Term Loan may not be reborrowed.

(c) Voluntary Prepayment. Borrower shall have the option to prepay the Term Loan in full, but not in part, provided Borrower (i) shall provide written notice to Bank of their election to prepay the Term Loan at least five (5) Business Days prior to such prepayment and (ii) pays, on the date of such prepayment, (A) all outstanding principal and accrued but unpaid interest, plus (B) all other sums, including Bank Expenses, if any, that shall have become due and payable.

(d) Mandatory Prepayment Upon an Acceleration. If the Term Loan is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal and accrued but unpaid interest, plus (ii) all other sums, including Bank Expenses, if any, that shall have become due and payable.

2.3 Section 2.3(a) (Interest Rate). Section 2.3(a) is amended in its entirety and replaced with the following:

(a) Interest Rate.

(i) Advances. Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (A) for Prime Rate Advances, the Prime Rate plus the applicable Prime Rate Margin, and (B) for LIBOR Advances, the LIBOR Rate plus the applicable LIBOR Rate Margin. On and after the expiration of any Interest Period applicable to any Advance that is a LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus five and one-half percent (5.50%). Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.

(ii) Growth Capital Advances. Each Growth Capital Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (A) for Prime Rate Advances, the Prime Rate plus the applicable Prime Rate Margin, and (B) for LIBOR Advances, the LIBOR Rate plus the applicable LIBOR Rate Margin. On and after the expiration of any Interest Period applicable to any Growth Capital Advance that is a LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus five and one-half percent (5.50%). Pursuant to the terms hereof, interest on each Growth Capital Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Growth Capital Advance pursuant to this Agreement for the portion of any Growth Capital Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Growth Capital Advances shall be due and payable on the Growth Capital Maturity Date.

(iii) Term Loan. The Term Loan shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (A) for Prime Rate Advances, the Prime Rate plus the applicable Prime Rate Margin, and (B) for LIBOR Advances, the LIBOR Rate plus the applicable LIBOR Rate Margin. On and after the expiration of any Interest Period applicable to the Term Loan that is a LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus six percent (6.00%). Pursuant to the terms hereof, interest on the Term Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of the Term Loan pursuant to this Agreement for the portion of the Term Loan so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Term Loan shall be due and payable on the Term Loan Maturity Date.

2.4 Section 2.3(b) (Default Rate). The first sentence of Section 2.3(b) is amended in its entirety and replaced with the following:

Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is equal to the greater of (i) five percentage points (5.00%) above the rate that is otherwise applicable thereto or (ii) such other rate as may be described in Section 2.3(a) (the “Default Rate”) unless Bank otherwise elects from time to time in its sole discretion to impose a smaller increase.

2.5 Section 2.3(c) (Adjustment to Interest Rate). The following is hereby added to the end of Section 2.3(c):

The interest rate applicable to each LIBOR Advance shall be determined in accordance with Section 3.4(a) hereunder. Subject to Sections 3.5 and 3.6, such rate shall apply during the entire Interest Period applicable to such LIBOR Advance, and interest calculated thereon shall be payable on the Interest Payment Date applicable to such LIBOR Advance. The Prime Rate Margin and LIBOR Rate Margin applicable to Prime Rate Advances and LIBOR Rate Advances, respectively, on any date shall be determined on the basis of Borrower’s closing balance of cash and Cash Equivalents on deposit with Bank and Bank’s Affiliates on such date.

2.6 Section 2.3(d) (Payment; Interest Computation). The first sentence of Section 2.3(d) is amended in its entirety and replaced with the following:

Except as otherwise provided in Section 2.3(a), interest is payable monthly on the first (1st) calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed.

2.7 Section 3.4 (Procedures for Borrowing). Section 3.4 is amended in its entirety and replaced with the following:

3.4 Procedures for Borrowing.

(a) Advances/Term Loan.

(i) Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan or an Advance (as applicable) set forth in this Agreement, the Term Loan or an Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank by electronic mail in the form of a Notice of Borrowing executed by an Authorized Signer or without instructions if any Advance is necessary to meet Obligations which have become due. Such Notice of Borrowing must be received by Bank prior to 12:00 p.m. Pacific time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of any LIBOR Advance, and (ii) on the requested Funding Date, in the case of a Prime Rate Advance, specifying: (1) the amount of the Term Loan or Advance; (2) the requested Funding Date; (3) whether the Term Loan or Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and (4) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for the Term Loan or any Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month. In addition to such Notice of Borrowing, Borrower must promptly deliver to Bank such other reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion.

(ii) On the Funding Date, Bank shall credit proceeds of the Term Loan or Advance to the Designated Deposit Account and, subsequently, shall transfer such proceeds by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing. The Term Loan and any Advances shall not be deemed made to Borrower, and no interest shall accrue on the Term Loan or any such Advance, until the related funds have been deposited in the Designated Deposit Account.

2.8 Section 3 (Conditions of Loans). The following new Sections 3.5, 3.6, and 3.7 are hereby added to Section 3:

3.5 Conversion and Continuation Elections.

(a) So long as (i) no Event of Default exists; (ii) Borrower shall not have sent any notice of termination of this Agreement; and (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower’s requests for LIBOR Advances, Borrower may, upon irrevocable written notice to Bank:

(1) elect to convert on any Business Day, Prime Rate Advances into LIBOR Advances;

(2) elect to continue on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date; or

(3) elect to convert on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date into Prime Rate Advances.

(b) Borrower shall deliver a Notice of Conversion/Continuation by electronic mail to be received by Bank prior to 12:00 p.m. Pacific time (i) at least three (3) Business Days in advance of the Conversion Date or Continuation Date, if the Term Loan, any Advances or any Growth Capital Advances are to be converted into or continued as LIBOR Advances; and (ii) on the Conversion Date, if the Term Loan, any Advances or any Growth Capital Advances are to be converted into Prime Rate Advances, in each case specifying the:

(1) proposed Conversion Date or Continuation Date;

(2) aggregate amount of the Term Loan, Advances or Growth Capital Advances to be converted or continued;

(3) nature of the proposed conversion or continuation; and

(4) if the resulting Term Loan, Advance or Growth Capital Advance is to be a LIBOR Advance, the duration of the requested Interest Period.

(c) If upon the expiration of any Interest Period applicable to any LIBOR Advances, Borrower shall have timely failed to select a new Interest Period to be applicable to such LIBOR Advances or request to convert a LIBOR Advance into a Prime Rate Advance, Borrower shall be deemed to have elected to convert such LIBOR Advances into Prime Rate Advances.

(d) Any LIBOR Advances shall, at Bank’s option, convert into Prime Rate Advances in the event that (i) an Event of Default exists, or (ii) the aggregate principal amount of the Prime Rate Advances which have been previously converted to LIBOR Advances, or the aggregate principal amount of existing LIBOR Advances continued, as the case may be, but specifically excluding LIBOR Advances consisting of the Term Loan, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the lesser of the Revolving Line or the Borrowing Base. Borrower agrees to pay Bank, upon demand by Bank (or Bank may, at its option, debit the Designated Deposit Account or any other account Borrower maintains with Bank) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost, or expense incurred by Bank, as a result of the conversion of LIBOR Advances to Prime Rate Advances pursuant to this Section 3.5(d).

(e) Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase Dollar deposits in the London interbank market or other applicable LIBOR market to fund any LIBOR Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Advances.

3.6 Special Provisions Governing LIBOR Advances. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Advances as to the matters covered:

(a) Determination of Applicable Interest Rate. As soon as practicable on each Interest Rate Determination Date, Bank shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Advances for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower.

(b) Inability to Determine Applicable Interest Rate. In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Advance, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Advance on the basis provided for in the definition of LIBOR, Bank shall on such date give notice (by facsimile or by telephone confirmed in writing) to Borrower of such determination, whereupon (i) no Term Loan, Advance or Growth Capital Advance may be made as, or converted to, LIBOR Advances until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to LIBOR Advances in respect of which such determination was made shall be deemed to be rescinded by Borrower.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. If (i) for any reason, other than a default by Bank or any failure of Bank to fund LIBOR Advances due to impracticability or illegality under Sections 3.7(c) and 3.7(d) of this Agreement, a borrowing or a conversion to or continuation of any LIBOR Advance does not occur on a date specified in a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be, or (ii) any complete or partial principal payment or reduction of a LIBOR Advance, or any conversion of any LIBOR Advance, occurs on a date prior to the last day of an Interest Period applicable to that LIBOR Advance, including due to voluntary or mandatory prepayment or acceleration, then, in each case, Borrower shall compensate Bank, upon written request by Bank, for all losses and expenses incurred by Bank in an amount equal to the excess, if any, of:

(A) the amount of interest that would have accrued on the amount (1) not borrowed, converted or continued as provided in clause (i) above, or (2) paid, reduced or converted as provided in clause (ii) above, for the period from (y) the date of such failure to borrow, convert or continue as provided in clause (i) above, or the date of such payment, reduction or conversion as provided in clause (ii) above, as the case may be, to (z) in the case of a failure to borrow, convert or continue as provided in clause (i) above, the last day of the Interest Period that would have commenced on the date of such borrowing, conversion or continuing but for such failure, and in the case of a payment, reduction or conversion prior to the last day of an Interest Period applicable to a LIBOR Advance as provided in clause (ii) above, the last day of such Interest Period, in each case at the applicable rate of interest or other return for such LIBOR Advance(s) provided for herein (excluding, however, the LIBOR Rate Margin included therein, if any), over

(B) the interest which would have accrued to Bank on the applicable amount provided in clause (A) above through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate on the date of such failure to borrow, convert or continue as provided in clause (i) above, or the date of such payment, reduction or conversion as provided in clause (ii) above, as the case may be, for a period equal to the remaining period of such applicable Interest Period provided in clause (A) above.

Bank’s request shall set forth the manner and method of computing such compensation and such determination as to such compensation shall be conclusive absent manifest error.

(d) Assumptions Concerning Funding of LIBOR Advances. Calculation of all amounts payable to Bank under this Section 3.6 and under Section 3.7 shall be made as though Bank had actually funded each relevant LIBOR Advance through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate in an amount equal to the amount of such LIBOR Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.6 and under Section 3.7.

(e) LIBOR Advances After Default. After the occurrence and during the continuance of an Event of Default, (i) Borrower may not elect to have the Term Loan, an Advance or a Growth Capital Loan be made or continued as, or converted to, a LIBOR Advance after the expiration of any Interest Period then in effect for the Term Loan or such Advance or Growth Capital Advance and (ii) subject to the provisions of Section 3.6(c), any Notice of Conversion/Continuation given by Borrower with respect to a requested conversion/continuation that has not yet occurred shall, at Bank’s option, be deemed to be rescinded by Borrower and be deemed a request to convert or continue the Term Loan, Advances or Growth Capital Advances referred to therein as Prime Rate Advances.

3.7 Additional Requirements/Provisions Regarding LIBOR Advances.

(a) Borrower shall pay Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any LIBOR Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:

(i) changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any LIBOR Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which Bank has its principal office);

(ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, or other liabilities of Bank (including any LIBOR Advances or any deposits referred to in the definition of LIBOR); or

(iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the Effective Date which will entitle Bank to compensation pursuant to this Section 3.7(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 3.7(a). Determinations and allocations by Bank for purposes of this Section 3.7(a) of the effect of any Regulatory Change on its costs of maintaining its obligations to make LIBOR Advances, of making or maintaining LIBOR Advances, or on amounts receivable by it in respect of LIBOR Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

(b) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation, or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a “Parent”) as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within five (5) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section 3.7(b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

Notwithstanding anything to the contrary in this Section 3.7, Borrower shall not be required to compensate Bank pursuant to this Section 3.7(b) for any amounts incurred more than nine (9) months prior to the date that Bank notifies Borrower of Bank’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower arising pursuant to this Section 3.7(b) shall survive the Revolving Line Maturity Date, the Term Loan Maturity Date, the Growth Capital Maturity Date, the termination of this Agreement and the repayment of all Obligations.

(c) If, at any time, Bank, in its sole and absolute discretion, determines that (i) the amount of LIBOR Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) LIBOR does not accurately reflect the cost to Bank of lending the LIBOR Advances, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, Bank’s obligation to make the LIBOR Advances shall terminate; provided, however, LIBOR Advances shall not terminate if Bank and Borrower agree in writing to a different interest rate applicable to LIBOR Advances.

(d) If it shall become unlawful for Bank to continue to fund or maintain any LIBOR Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the LIBOR Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 3.6(c)(ii)). Notwithstanding the foregoing, to the extent a determination by Bank as described above relates to a LIBOR Advance then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of Section 3.6(c)(ii), to (i) rescind such Notice of Borrowing or Notice of Conversion/Continuation by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such rescission on the date on which Bank gives notice of its determination as described above, or (ii) modify such Notice of Borrowing or Notice of Conversion/Continuation to obtain a Prime Rate Advance or to have outstanding Advances, Growth Capital Advances and the Term Loan converted into or continued as Prime Rate Advances by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such modification on the date on which Bank gives notice of its determination as described above.

2.9 Section 6.2 (Financial Statements, Reports, Certificates). Clauses (ii), (iii), (iv), and (v) of Section 6.2 are amended in their entirety and replaced with the following:

(ii) as soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, company prepared consolidated balance sheets and income statements covering RingCentral’s consolidated operations for such fiscal quarter, certified by a Responsible Officer and in a form acceptable to Bank (the “Quarterly Financial Statements”); upon the reasonable request of Bank, Borrower shall provide a consolidating balance sheet and income statement covering RingCentral’s and each of its Subsidiaries’ operations for a given quarter within a reasonable time after the end of such quarter but not to exceed sixty (60) days;

(iii) within forty-five (45) days after the last day of each fiscal quarter and together with the Quarterly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such fiscal quarter, Borrower is in full compliance with all of the terms and conditions of this Agreement and such other information as Bank shall reasonably request;

(iv) as soon as available, but not later than ninety (90) days after the last day of Borrower’s fiscal year, annual financial projections for the following fiscal year commensurate in form and substance with those provided to Borrower’s investors;

(v) as soon as available, and in any event within one hundred twenty (120) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from KPMG LLP or such other independent certified public accounting firm acceptable to Bank in its reasonable discretion;

2.10 Section 6.8 (Financial Covenants). Section 6.8 is amended in its entirety and replaced with the following:

6.8 Financial Covenants. Maintain at all times, subject to periodic reporting as of the last day of each quarter:

(a) Liquidity. Liquidity of not less than the greater of (i) Ten Million Dollars ($10,000,000) or (ii) Borrower’s Cash Burn for the most recently ended quarter multiplied by three (3); and

(b) EBITDA. Maintain trailing twelve-month EBITDA of at least the following:

Twelve Month Period Ending	Minimum EBITDA
December 31, 2013	($27,000,000)
March 31, 2014	($27,000,000)
June 30, 2014	($27,000,000)
September 30, 2014	($27,000,000)
December 31, 2014	($24,000,000)
March 31, 2015	($20,000,000)
June 30, 2015	($17,000,000)
September 30, 2015	($14,000,000)
December 31, 2015	($10,000,000)
March 31, 2016	($5,000,000)
June 30, 2016 and thereafter	$1.00

2.11 Section 8.1 (Payment Default). The parenthetical in clause (a) of Section 8.1 is hereby amended by replacing the reference to “the Revolving Line Maturity Date, Growth Capital Maturity Date or Supplemental Growth Capital Maturity Date” with “the Revolving Line Maturity Date, Growth Capital Maturity Date or Term Loan Maturity Date”.

2.12 Section 12.17 (Intercreditor Agreement). Section 12.17 is amended in its entirety and replaced with the following:

12.17 Reserved.

2.13 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Business Day” is any day that is not a Saturday, Sunday or other day on which Bank is closed, except that if any determination of a “Business Day” shall relate to a LIBOR Advance, the term “Business Day” shall also mean a day on which dealings are carried on in the London interbank market.

“Credit Extension” is any Advance, Overadvance, Growth Capital Advance, Term Loan or any other extension of credit by Bank for Borrower’s benefit.

“Supplemental Growth Capital Advance” is any Credit Extension made pursuant Section 2.1.4 prior to the Second Amendment Date.

“TriplePoint Loan Agreements” means the Equipment Loan Agreement.

2.14 Section 13 (Definitions). Clause (k) of the defined term “Permitted Indebtedness” is amended in its entirety and replaced with the following:

(k) Indebtedness in a maximum principal amount of Ten Million Dollars ($10,000,000) under the Equipment Loan Agreement;

2.15 Section 13 (Definitions). Clauses (g) and (n) of the defined term “Permitted Investments” in Section 13.1 are amended in their entirety and replaced with the following:

(g) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year except as follows: (1) Borrower may make Investments up to Two Million Dollars ($2,000,000) per fiscal quarter into its Subsidiary formed under the laws of the United Kingdom, (2) Borrower may make Investments up to Seven Hundred Fifty Thousand Dollars ($750,000) per fiscal quarter into its Subsidiary formed under the laws of the People’s Republic of China, (3) Borrower may make Investments up Two Million Dollars ($2,000,000) per fiscal quarter into its Subsidiary formed under the laws of Canada, (4) Borrower may make Investments up One Million Dollars ($1,000,000) per fiscal quarter into its Subsidiary formed under the laws of the Netherlands, (5) Borrower may make Investments up One Million Dollars ($1,000,000) per fiscal quarter into its Subsidiary formed under the laws of Switzerland, and (6) Borrower and Bank shall meet and confer in good faith regarding whether it is commercially reasonable for Borrower to be permitted to make Investments in excess of One Hundred Thousand Dollars ($100,000) in other Subsidiaries in connection with third-party commercial agreements involving such Subsidiary;

(n) Investment in Subsidiaries necessary to establish co-location facilities or data centers in an amount not to exceed Six Million Dollars ($6,000,000) in the aggregate in any twelve-month period; and

2.16 Section 13 (Definitions). The following terms and their respective definitions are hereby added to Section 13.1 in their appropriate alphabetical order:

“Continuation Date” means any date on which Borrower continues a LIBOR Advance into another Interest Period.

“Conversion Date” means any date on which Borrower converts a Prime Rate Advance to a LIBOR Advance or a LIBOR Advance to a Prime Rate Advance.

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) stock based compensation and other non-cash expenses.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Interest Payment Date” means, with respect to any LIBOR Advance, the last day of each Interest Period applicable to such LIBOR Advance and, with respect to Prime Rate Advances, the first day of each month (or, if that day of the month does not fall on a Business Day, then on the first Business Day following such date), and each date a Prime Rate Advance is converted into a LIBOR Advance to the extent of the amount converted to a LIBOR Advance.

“Interest Period” means, as to any LIBOR Advance, the period commencing on the date of such LIBOR Advance, or on the conversion/continuation date on which the LIBOR Advance is converted into or continued as a LIBOR Advance, and ending on the date that is one, two, three, or six months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Advance shall end later than the Revolving Line Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Advance, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.

“Interest Rate Determination Date” means each date for calculating the LIBOR for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Advance.

“LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any Credit Extension to be made, continued as or converted into a LIBOR Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 0.0001%) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Credit Extension.

“LIBOR Advance” means an Advance, Growth Capital Advance or Term Loan (as applicable) that bears interest based at the LIBOR Rate.

“LIBOR Rate” means, for each Interest Period in respect of LIBOR Advances comprising part of the same Credit Extension, an interest rate per annum (rounded upward, if necessary, to the nearest 0.0001%) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.

“LIBOR Rate Margin” is (a) with respect to Advances and Growth Capital Advances, (i) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is at least Thirty Million Dollars ($30,000,000), three and one quarter percent (3.25%), or (ii) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is less than Thirty Million Dollars ($30,000,000), three and a half percent (3.50%); and (b) with respect to the Term Loan, (i) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is at least Thirty Million Dollars ($30,000,000), three and three quarters percent (3.75%), or (ii) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is less than Thirty Million Dollars ($30,000,000), four percent (4.00%).

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Notice of Borrowing” means a notice given by Borrower to Bank in accordance with Section 3.5(a), substantially in the form of Exhibit F, with appropriate insertions.

“Notice of Conversion/Continuation” means a notice given by Borrower to Bank in accordance with Section 3.6, substantially in the form of Exhibit G, with appropriate insertions.

“Parent” is defined in Section 3.7(b).

“Prime Rate Advance” means an Advance, Growth Capital Advance or Term Loan (as applicable) that bears interest based at the Prime Rate.

“Prime Rate Margin” is (a) with respect to Advances and Growth Capital Advances, (i) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is at least Thirty Million Dollars ($30,000,000), one quarter of one percentage point (0.25%), or (ii) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is less than Thirty Million Dollars

($30,000,000), one half of one percentage point (0.50%); and (b) with respect to the Term Loan, (i) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is at least Thirty Million Dollars ($30,000,000), three quarters of one percentage point (0.75%), or (ii) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is less than Thirty Million Dollars ($30,000,000), one percentage point (1.00%).

“Quarterly Financial Statements” is defined in Section 6.2(ii).

“Regulatory Change” means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Bank, of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D against “Eurocurrency liabilities” (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of LIBOR or (b) any category of extensions of credit or other assets which include Advances.

“Second Amendment Date” means December 31, 2013.

“Term Loan” is defined in Section 2.1.5(a).

“Term Loan Amount” is an amount equal to Fifteen Million Dollars ($15,000,000).

“Term Loan Maturity Date” is January 5, 2018.

“Term Loan Payment” is defined in Section 2.1.5(b).

2.17 Section 13 (Definitions). The following terms and their definitions set forth in Section 13.1 are hereby deleted in their entirety:

“Intercreditor Agreement”

“Monthly/Quarterly Financial Statements”

2.18 Exhibit B (Compliance Certificate). The Compliance Certificate in Exhibit B to the Loan Agreement is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit B attached hereto.

2.19 Exhibit F (Notice of Borrowing). The Notice of Borrowing in the form of Exhibit F attached hereto is hereby attached to the Loan Agreement as Exhibit F.

2.20 Exhibit G (Notice of Conversion/Continuation). The Notice of Conversion/Continuation in the form of Exhibit G attached hereto is hereby attached to the Loan Agreement as Exhibit G.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to Fifty Thousand Dollars ($50,000), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		RingCentral, Inc.

		By:	/s/ Robert Lawson
		Name:	Robert Lawson
By:	/s/ Justin Mauch	Title:	SVP and Treasurer
Name:	Justin Mauch
Title:	Vice President

RCLEC, Inc.

		By:	/s/ Robert Lawson
		Name:	Robert Lawson
		Title:	Treasurer

[Signature Page to Second Amendment to

Second Amended and Restated Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	RINGCENTRAL, INC. and RCLEC, INC.

The undersigned authorized officer of RingCentral, Inc., on behalf of RingCentral, Inc. and RCLEC, Inc. (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financial statements for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Quarterly financial statements with Compliance Certificate	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate	Monthly within 30 days	Yes No
Annual Board Approved Financial Projections	FYE within 90 days	Yes No

Financial Covenant	Required	Actual	Complies
Maintain (as of the last day of each fiscal quarter):
Minimum Liquidity
Greater of:	$10,000,000
OR	$ (3 quarters of Cash Burn)	$	Yes No
Minimum Trailing 12-Month EBITDA			Yes No
December 31, 2013	($27,000,000)	$	Yes No
March 31, 2014	($27,000,000)	$	Yes No
June 30, 2014	($27,000,000)	$	Yes No
September 30, 2014	($27,000,000)	$	Yes No
December 31, 2014	($24,000,000)	$	Yes No
March 31, 2015	($20,000,000)	$	Yes No
June 30, 2015	($17,000,000)	$	Yes No
September 30, 2015	($14,000,000)	$	Yes No
December 31, 2015	($10,000,000)	$	Yes No
March 31, 2016	($5,000,000)	$	Yes No
June 30, 2016, and thereafter	$1.00	$	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

RingCentral, Inc., on behalf of itself and all Borrowers	BANK USE ONLY

Received by:
AUTHORIZED SIGNER

By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Liquidity (Section 6.8(a)) (tested quarterly)

Required:	Greater of:	(a) $10,000,000 or	(b) $ (3 quarters Cash Burn (see below))

Actual:

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower maintained with Bank	$

B.	Availability Amount	$

C.	Liquidity (the sum of lines A and B)	$

Is line C equal to or greater than the applicable amount set forth above?

No, not in compliance	Yes, in compliance

II.	Cash Burn (This is not a financial covenant but is used to determine the Liquidity requirement.)

A.	EBITDA loss of Borrower for the most recently ended quarter, determined in accordance with GAAP	$

B.	Aggregate value of stock based compensation for the most recently ended quarter	$

C.	Aggregate value of other non-cash expenses for the most recently ended quarter	$

D.	Change in Deferred Revenue for the most recently ended quarter	$

E.	Aggregate value of unfunded capital expenditures of Borrower for the most recently ended quarter	$

F.	Cash Burn (line A plus line B plus line C plus line D minus line E)	$

G.	Three quarters Cash Burn (lesser of line F multiplied by 3 or Zero Dollars ($0))	$

Actual: (-1) multiplied by $ (Line G) = $

III.	EBITDA (Section 6.8(b))

Required: See chart below

Twelve Month Period Ending	Minimum EBITDA
December 31, 2013	($27,000,000)
March 31, 2014	($27,000,000)
June 30, 2014	($27,000,000)
September 30, 2014	($27,000,000)
December 31, 2014	($24,000,000)
March 31, 2015	($20,000,000)
June 30, 2015	($17,000,000)
September 30, 2015	($14,000,000)
December 31, 2015	($10,000,000)
March 31, 2016	($5,000,000)
June 30, 2016 and thereafter	$1.00

Actual:

A.	Net Income	$

B.	To the extent included in the determination of Net Income

	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Net Interest Expense	$

	5. Stock based compensation and other non-cash expenses	$

	6. The sum of lines 1 through 5	$

C.	EBITDA (line A plus line B.6)	$

Is line C equal to or greater than the applicable amount set forth above?

No, not in compliance	Yes, in compliance

EXHIBIT F

FORM OF NOTICE OF BORROWING

RINGCENTRAL, INC. AND RCLEC, INC.

Date:

TO:	SILICON VALLEY BANK

3003 Tasman Drive

Santa Clara, CA 95054

Attention: CFD Operations

Email: CFDOperations@svb.com

Attention: Justin Mauch

Email: jmauch@svb.com

RE:	Second Amended and Restated Loan and Security Agreement dated as of August 14, 2013 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among RingCentral, Inc., RCLEC, Inc. (individually and collectively, “Borrower”), and Silicon Valley Bank (the “Bank”)

Ladies and Gentlemen:

The undersigned, on behalf of itself and any other Borrower, refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.4(a) of the Loan Agreement, of the borrowing of an Advance.

1. The Funding Date1, which shall be a Business Day, of the requested borrowing is             .

2. The Currency of the requested borrowing is U.S. Dollars.

3. The aggregate amount of the requested Advance is $            .

4. The requested Advance shall consist of $            of Prime Rate Advances and $            of LIBOR Advances.

5. The duration of the Interest Period for the LIBOR Advances included in the requested Advance shall be             months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a) all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

[1]	Advance requests for LIBOR Advances must be submitted by 12:00 pm Pacific time at least three (3) Business Days prior to Funding Date. Advance requests for Prime Rate Advances must be submitted by 12:00 pm Pacific time on the Funding Date.

(b) no Event of Default has occurred and is continuing, or would result from such proposed Advance; and

(c) the requested Advance will not cause the aggregate principal amount of the outstanding Advances to exceed, as of the designated Funding Date, the Availability Amount.

BORROWER	RINGCENTRAL, INC.

By:
Name:
Title:

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance	Maturity Date
%

EXHIBIT G

FORM OF NOTICE OF CONVERSION/CONTINUATION

RINGCENTRAL, INC. AND RCLEC, INC.

Date:

TO:	SILICON VALLEY BANK

3003 Tasman Drive

Santa Clara, CA 95054

Attention: CFD Operations

Email: CFDOperations@svb.com

Attention: Justin Mauch

Email: jmauch@svb.com

RE:	Second Amended and Restated Loan and Security Agreement dated as of August 14, 2013 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among RingCentral, Inc., RCLEC, Inc. (individually and collectively, “Borrower”), and Silicon Valley Bank (the “Bank”)

Ladies and Gentlemen:

The undersigned, on behalf of itself and any other Borrower, refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 3.5 of the Loan Agreement, of the [conversion] [continuation] of the [Term Loan/Advances/Growth Capital Advances] specified herein, that:

1. The date of the [conversion] [continuation] is                                         , 20    .

2. The aggregate amount of the proposed [Term Loan/Advances/Growth Capital Advances] to be [converted] is $             or [continued] is $            .

3. The [Term Loan/Advances/Growth Capital Advances]are to be [converted into] [continued as] [LIBOR] [Prime Rate] Advances.

4. The duration of the Interest Period for the LIBOR Advances included in the [conversion] [continuation] shall be              months.

The undersigned, on behalf of Borrower, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

(a) all representations and warranties of Borrower stated in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(b) no Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

(c) the requested [conversion] [continuation] will not cause the aggregate principal amount of the outstanding Advances to exceed, as of the designated Funding Date, (i) the lesser of (A) the Revolving Line minus the outstanding principal balance of any Growth Capital Advances, or (B) the CMRR multiplied by the Advance Rate minus (ii) the aggregate outstanding principal amount of any Advances.

BORROWER	RINGCENTRAL, INC.

By:
Name:
Title:

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance	Maturity Date
%